As filed with the Securities and Exchange Commission on April 1, 2016
Registration No. 333-157795

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
________________

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Karaportti 3, P.O. Box 226 FI-00045 NOKIA GROUP Espoo, Finland +358 10 4488000
(Address of principal executive offices)

NOKIA STOCK OPTION PLAN 2007
(Full title of the plan)

_______________
Genevieve A. Silveroli
Nokia USA Inc.
6000 Connection Drive
Irving, Texas 75039
+1 (972) 374-3000

(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

EXPLANATORY NOTE

Nokia Stock Option Plan 2007

This Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Registration No. 333-157795 (the “2009 Registration Statement”) is being filed to deregister certain shares (the “Shares”) of Nokia Corporation (the “Company”) that were registered for issuance pursuant to the Nokia Stock Option Plan 2007 (the “2007 Stock Option Plan”).  The 2009 Registration Statement registered 2,600,000 Shares issuable pursuant to the 2007 Stock Option Plan to employees of the Company.  The 2009 Registration Statement is hereby amended to deregister all Shares that it previously registered and that remain unissued under the 2007 Stock Option Plan.

SIGNATURES

The Registrant.  Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on April 1, 2016.

NOKIA CORPORATION

By:	/s/ Riikka Tieaho	By:	/s/ Saana Nurminen
Name:	Riikka Tieaho	Name:	Saana Nurminen
Title:	Vice President, Corporate Legal	Title:	Director, Corporate and Equity Plans Legal

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed below by the following persons in the indicated capacities on  April 1, 2016.

Members of the Board of Directors

/s/ Vivek Badrinath		Director
Name:	Vivek Badrinath

/s/ Bruce Brown		Director
Name:	Bruce Brown

/s/ Louis R. Hughes		Director
Name:	Louis R. Hughes

/s/ Simon Jiang		Director
Name:	Simon Jiang

/s/ Jouko Karvinen		Director
Name:	Jouko Karvinen

/s/ Jean C. Monty		Director
Name:	Jean C. Monty

/s/ Elizabeth Nelson		Director
Name:	Elizabeth Nelson

/s/ Olivier Piou		Vice Chairman, Director
Name:	Olivier Piou

/s/ Risto Siilasmaa		Chairman of the Board of Directors
Name:	Risto Siilasmaa

/s/ Kari Stadigh		Director
Name:	Kari Stadigh

President and Chief Executive Officer:

/s/ Rajeev Suri
Name:	Rajeev Suri

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Timo Ihamuotila
Name:	Timo Ihamuotila

Authorized Representative in the United States:

/s/ Genevieve A. Silveroli
Name:	Genevieve A. Silveroli